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MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

Please find incorporated by reference TD Waterhouse Family of Funds, Inc. (formerly known as Waterhouse Investors Family of Funds, Inc.) (File No. 811-09086) Proxy dated September 17, 1999. This document was filed via EDGAR, Form Type DEFM14A, received and accepted by the Securities and Exchange
Commission (the "Commission") on September 22, 1999 and filed with the Commission on September 22, 1999. The EDGAR accession number is 0000889812-99-002760.